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                                                                     EXHIBIT 5.1

                                  June 6, 2001



SL Green Realty Corp.
420 Lexington Avenue
New York, NY 10170

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by selling shareholders of up to 284,787 shares of Common Stock (as such terms are defined in the Registration Statement), of SL Green Realty Corp., a Maryland corporation (the "Company").

      In connection with rendering this opinion, we have examined the Company's Amended and Restated Articles of Incorporation, and the Bylaws, as amended, of the Company; such records of the corporate proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

      We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.

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      Based upon the foregoing, we are of the opinion that the shares of Common
Stock have been duly authorized and, when delivered and paid for in the manner contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,

                                          /S/

                                          Sidley Austin Brown & Wood LLP





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